UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PRECIGEN, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRECIGEN, INC.

20374 Seneca Meadows Parkway

Germantown, Maryland 20876

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS

The following press release relates to and supplements the proxy statement of Precigen, Inc. (the “Company”), filed with the Securities and Exchange Commission on April 29, 2020 (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use in connection with the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) originally scheduled to be held on June 11, 2020. On June 4, 2020, the Company issued the following press release related to a change to the date and location of the Annual Meeting. As described below, the Annual Meeting will now be held on June 19, 2020 as a virtual meeting. Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

Notice: Precigen Announces Date and Location Change for its 2020 Annual Meeting of Shareholders

– Annual Meeting to be webcast in virtual-only format

GERMANTOWN, MD, June 4, 2020 – In light of the ongoing COVID-19 pandemic and taking into account guidance and protocols issued by public health and government authorities, Precigen, Inc. (Nasdaq: PGEN), a biopharmaceutical company specializing in the development of innovative gene and cell therapies to improve the lives of patients, today announced that its 2020 Annual Meeting of Shareholders has been changed to a virtual meeting to be held on June 19, 2020, at 9:00 a.m., Eastern Time.

To access, participate in, vote, and comment or ask questions at the Annual Meeting, shareholders must visit www.virtualshareholdermeeting.com/PGEN2020 and enter the 16-digit control number included on the proxy card, voting instruction form, or notice that they previously received. The Annual Meeting will be held solely by means of remote communication, via the Internet, with no physical, in-person meeting.

As described in the proxy materials for the Annual Meeting previously distributed to shareholders, shareholders of record as of the close of business on April 24, 2020 are entitled to attend and vote at the Annual Meeting. Online access to the live audio webcast will open shortly prior to the start of the Annual Meeting.

The proposals to be voted on at the Annual Meeting remain the same as those set forth in the proxy materials previously distributed to shareholders. The proxy card or voting instruction form included with the previously distributed proxy materials will not be updated to reflect the change in the date and format of the meeting, but may continue to be used to vote the shares on the proposals to be presented at the virtual Annual Meeting. Shareholders who have previously voted do not need to take any further action.

Whether or not a shareholder plans to attend the virtual Annual Meeting, it is important that their shares are represented at the meeting and voted. Precigen encourages shareholders to vote in advance of the meeting by internet, phone, or mail as described in the proxy materials and to submit their proxies in advance of the Annual Meeting.

Precigen: Advancing Medicine with Precision™

Precigen (Nasdaq: PGEN) is a dedicated discovery and clinical stage biopharmaceutical company advancing the next generation of gene and cell therapies using precision technology to target urgent and intractable diseases in our core therapeutic areas of immuno-oncology, autoimmune disorders, and infectious diseases. Our technologies enable us to find innovative solutions for affordable biotherapeutics in a controlled manner. Precigen operates as an innovation engine progressing a preclinical and clinical pipeline of well-differentiated unique therapies toward clinical proof-of-concept and commercialization. For more information about Precigen, visit www.precigen.com or follow us on Twitter @Precigen and LinkedIn.

For more information, contact:

Investor Contact: Steven Harasym Vice President, Investor Relations Tel: +1 (301) 556-9850 investors@precigen.com	Corporate Contact: Marie Rossi, PhD Vice President, Communications Tel: +1 (301) 556-9850 press@precigen.com